Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98836) pertaining to the Stock Plan and the Non-Employee Directors' Stock Option Plan of Human Pheromone Sciences, Inc. of our report dated March 19, 2000, with respect to the financial statements of Human Pheromone Sciences, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.






/s/  ERNST & YOUNG, LLP


San Francisco, California
March 29, 2000


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